UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2022

Date of Report (Date of earliest event reported)

Lionheart III Corp

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41011	36-4981022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4218 NE 2nd Avenue, Miami, FL	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one Redeemable Warrant	LIONU	The Nasdaq Capital Market LLC
Shares of Class A common stock included as part of the units	LION	The Nasdaq Capital Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of the Class A common stock at an exercise price of $11.50	LIONW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 8, 2022, Lionheart III Corp (the “Company”) caused $412,500 to be deposited into the Company’s Trust Account for its public stockholders, representing $0.033 per share of Class A common stock. This allows the Company to extend the period of time it has to consummate its previously announced initial business combination with Security Matters Limited by one month from December 8, 2022 to January 8, 2023 (the “Extension”). The Extension is the second of six one-month extensions permitted under the Company’s governing documents.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

LIONHEART III CORP

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman, President and Chief Executive Officer

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